Exhibit No. 4.1
Intile Designs, Inc.
Form 10-KSB/ 1997
File No. 33-49854-A

                     SUBSCRIPTION AGREEMENT
                      AND INVESTMENT LETTER

________________
Date

To the Board of Directors
Intile Designs, Inc.
9716 Old Katy Road
Suite 110
Houston, Texas 77055

Re:  Subscription to Purchase Units
     of Intile Designs, Inc.

Gentlemen:

This will acknowledge that the undersigned hereby agrees to irrevocably purchase from Intile Designs, Inc. (the "Company" or "Intile"), a corporation formed in July 1991 and now organized under the laws of the State of Delaware, ___________________ unit(s) (collectively the "Units") at a price of $100,000 per Unit. The Unit(s) to be purchased by the undersigned is (are) part of a private placement of securities (the "Offering") by the Company of up to 16 Units which is being made only to "accredited investors" as defined herein on a 12 Unit minimum or none to 16 Unit maximum best efforts basis by the Company through July 31, 1996. Based thereon, if 12 Units are not sold and paid for on or prior to August 15, 1996 (unless extended as provided below), the Offering will not become effective and all funds collected from subscribers will be promptly returned to them without interest thereon or deduction therefrom. The Company reserves the right to sell fractions of a Unit.

All funds collected from subscribers pending consummation or termination of the Offering as set forth herein will be held in the escrow account described below. The Company is required to obtain the permission of its primary lender, Nations Bank of Texas (the "Bank"), in order to effect this Offering. Accordingly, no funds will be released from the escrow account to the Company unless the Bank's permission is obtained.

If all of the Units are sold, the Company will receive aggregate gross proceeds of $1,600,000 less the expenses of this Offering which management estimates will approximate $223,000, including the fee and expense allowance payable to Coleman and Company Securities, Inc. ("Coleman") described below. Coleman, a member of the New York Stock Exchange, is acting as the placement agent for the Company in placing this Offering. The Offering will terminate on the sooner to occur of the sale of all of the Units or August 15, 1996, unless extended for an additional 30 days by the mutual consent of the Company and Coleman.

The undersigned understands that the information provided to him with respect to the Company has not been independently verified by Coleman. Accordingly, there is no representation by Coleman as to the completeness or accuracy of such information.

Coleman will receive (i) a fee equal to 10% and a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units sold; and (ii) a number of Warrants equal to 10% of the number Warrants issuable as part of Units sold. Ehud D. Laska, a director of the Company, is also a principal of Coleman.. Neither the Company nor Coleman has obtained any independent opinion relating to the fairness of the terms of this Offering or the compensation to be paid to Coleman for the services it will render in connection herewith.

Payment for the Units shall be made by check payable to "Citibank, N.A. - Intile Designs, Inc. Escrow Account" and delivered to Coleman, together with all executed copy of this Subscription Agreement and Investment Letter and the Purchaser Questionnaire appended hereto as EXHIBIT A. Payment may be made by wire transfer pursuant to instructions available on request from Coleman.

The Company intends to obtain stockholder approval for a one for two reverse split of its common stock, par value $0.0001 per share, (the "Common Stock") after which there will be approximately 3.22 million shares of Common Stock outstanding including approximately 420,000 shares reserved for issuance pursuant to the exercise of currently outstanding options and currently authorized warrants. Each Unit consists of (i) a note (collectively the "Notes") in the principal amount of $100,000; and (ii) 50,000 warrants (the "Warrants"), each to purchase one share of post split Common Stock at a price of $0.25 per share for a period of seven years. The Notes and Warrants will be immediately detachable.

The Notes will bear annual interest at the rate of 12% for the first six months after issuance. Thereafter the interest rate will increase by 2% each six months until the shares of Common Stock underlying the Notes and the Warrants (the "Underlying Shares") are registered as provided below, up to a maximum of 18%. Interest will be payable quarterly. The Notes will be subordinated to "Senior Indebtedness" as defined therein. They will not be personally guaranteed and there will be no sinking fund, trustee or indenture with respect thereto.

The Notes will mature on the earlier or 36 months after issuance or the closing of the "Public offering" as defined below. Each Note will be immediately convertible into post split Common Stock at the rate of $1.50 per share. The Notes will not be repayable for up to six months after the date of issuance except for repayment from the proceeds of the Public Offering. Thereafter, they will be prepayable prior to maturity on 30 day's notice without penalty unless such prepayment occurs before Underlying Shares and the Warrant Shares are registered. In such event, Note holders may convert their Notes during the 30 day notice period into post split Common Stock at the lower of $1.50 per share or 50% of the market value of the Common Stock as determined in the Note. If prepayment is effected after registration of the Underlying Shares and the Warrant Shares, the Notes will be convertible only at the rate of $1.50 per share. The Notes will also be convertible into the units to be sold in the Public Offering at a discount of 50% from the Public Offering price.

The conversion rate of the Notes and the exercise price of the Warrants will be subject to adjustment in accordance with appropriate anti-diltition provisions. In addition, in the event that, prior to the repayment of the Notes, the Company is acquired, or effects a merger where it is not the surviving entity, or participates in a similar transaction, at the option of the Note holders, the Notes will be repaid or converted into two times the amount of the securities and/or other consideration to be distributed to Common Stock holders upon consummation of the transaction if the holders had converted their Notes immediately before the effective date of the transaction.

The undersigned understands that the Company and Coleman have entered into a letter of intent dated July 31, 1995, which provides, in part, that Coleman may, but is not obligated to, undertake to sell securities of the Company for its own account ("Firm Underwriting") in a public offering (the "Public Offering") subsequent to the completion of the Private Placement. The letter of intent further provides that any registration statement ("Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") will include provisions for the registration of the Underlying Shares. The undersigned acknowledges that no assurance can be given that the Registration Statement, if filed, will be declared effective by the Commission or, if it is, that the Public Offering will ever be successfully completed. Accordingly, he warrants and represents to the Company that he is purchasing the Units without relying on the occurrence of the Public Offering.

If the Registration Statement is not declared effective by December 31, 1996, the holders of a majority of the Underlying Shares shall have the right, on one occasion only through one year after the date on which all of the Notes have been repaid and/or converted and all of the Warrants have expired and/or been exercised, to demand that the Company register the Underlying Shares with the Commission and use its best efforts to have such registration statement declared effective. The Company will also grant the Unit purchasers unlimited "piggy back" registration rights with respect to the Underlying Shares.

The undersigned acknowledges that the Units, and the underlying Notes and Warrants (the "Underlying Securities") he is purchasing, as well as any Underlying Shares into which the Notes may be converted and/or for which the Warrants may be exercised, have not been registered under the Securities Act of 1933 (the "Act") or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by him herein, the Units and Underlying Securities are being sold to him pursuant to an exemption from such registration provided by
Section 4 (2) of the Act and applicable state securities law qualification exemptions. The undersigned further acknowledges that the basis for these exemptions may not be available if, notwithstanding such representations, he intends merely acquiring these securities for a fixed or determinable period in the future, or for a. market rise, or for sale if the market does not rise. The undersigned represents and warrants that he does not have any such intention. The undersigned agrees that the documentation representing the Underlying Securities to be received by him, as well as the certificates representing any Underlying Shares, will bear a legend indicating that transfer of these securities is restricted by reason of the fact that they have not been so registered or qualified.

The undersigned represents that he is acquiring the Units and Underlying Securities, and will acquire the Underlying Shares if he should convert the Notes and/or exercise the Warrants, solely for his own account as principal and not as a nominee or agent, for investment purposes only and not with a view to resale or other distribution or fractionalization thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. The undersigned further understands and agrees that (i) the securities may be sold only if they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company's counsel, an exemption from such registration and qualification is available; (ii) any routine sales of securities made in reliance upon Rule 144 can be made only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule; and (iii) the Company is under no obligation to assist him in complying with any exemption from registration under the Act, or, except as otherwise set forth herein, to register the Units, Underlying Securities or Underlying Shares on his behalf.

The undersigned represents and warrants that he has received (i) a copy of the form of the Note appended hereto as EXHIBIT B; (ii) a copy of the form of Warrant appended hereto as EXHIBIT C; (iii) a copy of the Company's Form 10-KSB for the fiscal year ended March 31, 1996 appended hereto as EXHIBIT D; (iv) a copy of the Company's Form 8-K dated March 12, 1996 appended hereto as EXHIBIT E; (v) a copy of the Company's Form 8-K dated March 29, 1996 appended hereto as EXHIBIT F; and (vi) a copy of the Company's Proxy Statement for the Company's Annual Meeting to be held on July 26, 1996 appended hereto as EXHIBIT G (collectively the "Information Documents") and that he has read and understood all of these documents.

The undersigned also represents and warrants that he (i) has reviewed such other documents and obtained such other information from the Company as he deems necessary in order for him to make an informed investment decision; and (ii) is fully aware of the Company's current business prospects, financial condition, and operating history as set forth herein and in the Information Documents. Except as may be provided in this Subscription Agreement and Investment Letter and in the Information Documents, he warrants that no representations, statements or inducements were made to him to purchase the Units.

Based on the foregoing, the undersigned acknowledges that, among other matters relating to the Company, he is aware of the following:

The Company is an importer of foreign ceramic tile and marble and a distributor of these products as well as domestic ceramic tile, marble and other home design/building products. The Company's products are distributed to a wide and varied retail and wholesale customer base through 13 showroom/warehouse facilities and three showrooms in seven states.

The Company markets its products to at least five general types of customers. These include pool contractors, residential and commercial remodeling contractors, new home builders, architects and designers, and "do-it-yourself" consumers. A substantial portion of the marketing to the contractor trade is effected by retail sales to the ultimate consumer through the retail showrooms. Sales are conducted in the showroom facilities by trained, experienced tile sales personnel.

Merchandise is distributed by various methods depending upon the warehouse support structure for a particular sales location. Where a warehouse is attached to a showroom, the customer may obtain products immediately, but where the showroom is independent  of a warehouse facility, the customer  may  wait  as long as two weeks to receive the merchandise. In cases of special orders, or when a warehouse is out of stock, the delivery time may exceed two weeks. The vast majority of the Company's products are picked up by the customers or their contractors at the Company's warehouse facilities or showrooms. Only a small portion of orders are delivered or shipped directly to customers.

A number of other companies market tile and related products to wholesale and retail customers. Many of them possess greater financial and managerial resources as well as general market acceptance. The Company's retail competitors include Color Tile, Home Depot, Builders Square and other major retail warehouse distributors. Major wholesale distributors include Florida Tile, Dal Tile, American Olean, American Tile Supply, Arizona Tile, Laufen and C.I.T. Intile competes on the basis of product quality and selection, price and service. The Company's business is seasonal, generally with more activity in the spring and summer than in fall and winter.

The Company obtains its products from a diversified group of domestic and international suppliers. In general, purchases can be broken out as follows: 40% from Italy; 30% from the United States; 15% from Japan; and 15% from a number of other countries. The major domestic suppliers are Mutual Materials, Interstate Brick, P&M Tile, and Laufen International. For the fiscal year ended March 31, 1996, no single foreign or domestic source provided the Cornpany with more than 10% of its products and no single customer accounted for 10% or more of the Company's revenues.

The  Company currently has 88 full time employees in addition  to
its   seven   executive   officers.   Of   these,   28   are   in
administration, 26 in sales and 34 in operations.

Intile has operations in seven states with retail showroom locations in Houston, Dallas, Austin, The Woodlands, Webster and Corpus Christi, Texas; Atlanta, Georgia; Orlando, Florida; Boston, Massachusetts; Phoenix, Arizona; Anaheim, Northridge and Los Angeles, California; and Denver, Colorado. The Company plans to close its Boston operation shortly. Intile maintains a 100,000 square foot warehouse facility in Houston, Texas, where the major portion of its inventory is located, and 20,000 square foot satellite warehouse and showroom facilities in Anaheim, California, Atlanta, Georgia and Dallas, Texas.

In February 1995 the Company acquired 100% of the common stock of TCM Holdings Corporation ("TCM") in exchange for 644,276 of its Common Stock. Management estimates that, in accordance with certain final price adjustments provided by the terms of the purchase agreement, 240,000 of these shares will be returned to the Company. In August 1995, due to recurring losses, TCM was required to cease its operations. In November 1995 TCM was placed into a Chapter 7 filing under the U.S. Bankruptcy Code by the U.S. Bankruptcy Court, District of Massachusetts, Eastern Division (Case Number 94-10762-WCH). The Company has suffered a significant loss ($4,351,837) during the fiscal year ended March 31, 1996, primarily attributable to the financial problems encountered by its TCM subsidiary.

The Company is in violation of certain loan covenants of its credit facility with the Bank. Consequently, the Bank may demand repayment of the entire outstanding balance of the note (currently $5,780,000), which is secured by all of the Company's inventory and accounts receivable, and the debt must be recorded in full as a current liability. This issue has caused the Company's independent accountants to insert a "going concern" qualification in their report. (See Report of Independent Certified Public Accountants and Note 2 of Notes to the Company's Consolidated Financial Statements, both contained in the Company's Form 10-KSB for the year ended March 31, 1996 appended hereto as EXIHIBIT D (the "March 31, 1996 Form 10-KSB").

Management believes that it has adequately accrued for all remaining losses due to the closure of TCM. In addition, the Company is seeking to refinance its existing credit facility and secure additional financing such as that which it will receive if this Offering is consummated. No assurance can be given, however, that the Company will be successful in refinancing its credit facility or obtaining additional financing sufficient to support its continuing operations.

Reference is made to Item 6 (Management's Discussion and Analysis of Financial Condition and results of operations) of the March 31, 1996 Form 10-KSB and Notes 2, 3 and 5 to Notes to the Company's Consolidated Financial Statements included therein for additional information relating to the transactions involving TCM and their effect on the Company's financial condition.

The directors and executive officers of the Company are as follows:

     Name           Age  Position

     C. William Cox 60   President, Chairman of the Board and
                           Chief Executive Officer

     Barbara Ceman  58   Vice President-Retail Training and
                           Secretary

     Donald J. Geiger    55   Vice President-Marketing

     Milton C. Standifer 52   Vice President-Westem Region

     James C. Hazlewood  49   Chief Financial Officer

     Ehud D. Laska       46   Director

     George C. Siller, Jr.    45   Vice President-General Manager
and
                           Director

     Edward K. Paul, Jr. 58   Director

     Peter Boogren       46   Vice President-consumer

Reference is made to Items 9 (Directors, Executive Officers, Promoters and Control Persons), 10 (Executive Compensation) and 11 (Principal Stockholders) of the March 31, 1996 Form 10-KSB for information relating to the background of the Company's officers and directors, executive compensation, and ownership of the Common Stock by the Company's principal shareholders. Reference is also made to Item 12 (Certain Relationships with Related Transactions) of the March 31, 1996 Form 10-KSB for information relating to transactions with parties affiliated with the
Company, including a limited guarantee by Mr. Cox of the Company's credit facility, and financial consulting agreements between the Company and affiliates of Mr. Laska.

The Company is authorized to issue 10,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 3.22 million shares will be issued and outstanding, including shares reserved for options and warrants, after a one for two reverse split of the Common Stock which, as noted above, is to be completed prior to the consummation of this Offering. The shares of Common Stock as set forth in the March 31, 1996 Form 10-KSB and the Financial Statements included therein do not reflect the effect of this reverse split.

Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. They have no preemptive or other rights to subscribe for additional shares and the Common Stock has no redemption, sinking fund or conversion provisions. Each share of Common Stock is entitled to one vote on any matter submitted to the holders thereof and to equal rights in the assets of the Company upon liquidation subject to the prior rights on liquidation of creditors. The outstanding shares of Common Stock are fully paid and non-assessable.

The shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors of the Company. In such event, the holders of the remaining shares will not be able to elect any of the directors.

The Company has initially reserved 1,946,667 shares of post split Common Stock for issuance upon the conversion of the Notes and the exercise of the Warrants. Should the Notes be convertible at a price of less than $1.50 per qhare, the Company commits to reserve such additional shares as are necessary to allow the Notes to be converted fully. In addition, shares of post split Common Stock have been reserved for issuance upon the exercise of currently existing options as well as authorized warrants, only some or which arc currcnfly outstanding.
The transfer agent for the Common Stock is lnterwest Transfer Co.

If all of the Units are sold, the undersigned understands that the Company will receive aggregate net proceeds in the amount of $1,377,000 which will be used for the following purposes:

     Repayment of debt                  1,000,000
     Working capital                          $  377,000*
Total                                         $1,377,000
_______________________
* This amount will be reduced to the extent that less than the maximum number of Units offered hereby is sold.

The undersigned is also aware of the following considerations relating to his investment in the Units:

Potential Adverse Effect of Loan Covenant Default on Company's Financial Condition. Because the Company is in violation of'certain loan covenants of its credit facility with the Bank, the Bank may demand repayment of the entire outstanding loan balance (currently $5,780,000), which is secured by all of the Company's inventory and accounts receivable. Although as of the date hereof lntile has received no notice of demand from the Bank for such repayment, no representation can be given that a demand will not be made. The Company's operations and financial condition would be significantly adversely affected should the Bank require lntile to repay the loan in full. In such event, it is unlikely that the Company could continue its business unless it could obtain alternate financing of which there can be no assurance.

Independent Auditors' Report. Because Intile suffered a significant loss for the fiscal year ended March 31, 1996 and is in violation of certain loan covenants of its credit facility, the opinion of its independent auditors with respect to it financial statements includes an explanatory paragraph as to the uncertainty of the Company's ability to continue as a going concern without refinancing its credit facility and obtaining additional financing. The ability of lntile to continue as a going concern is dependent upon its successful completion of this Offering and the curing of its loan covenant defaults of which no assurance can be given.

Additional Financing. Intile's prospects are dependent, among other things, upon its ability to obtain adequate financing, such as that contemplated by this Offering, and to generate sufficient cash flow from its operations to satisfy its obligations on a consistent basis. Management believes that the proceeds from the sale of the Units offered hereby together with revenue to be generated by the operation of the Company's business should be adequate to finance Intile's intended level of operations for at least the 12 months after the closing of the Offering. This belief is based, in part, on management's belief that the Company can obtain alternate credit financing which will permit the servicing of its current credit line in a manner which will not adversely affect the Company's operations and financial condition. No assurance can be given, however, that such alternate financing can be obtained or, even if it is, that additional financing will not be required during this period. No representation can be made that such financing will be available if required or, if available, that it can be obtained on terms acceptable to the Company.

Growth Stage Company. The Company is in the process of expanding and developing its business. A portion of the net proceeds of this Offering will be committed to that effort. It is not possible to predict the Company's degree of success in implementing this expansion. If the business is successfully expanded, the Company will need to acquire the managerial and support resources necessary to manage this expansion which may require additional capital. There is no assurance that the Company will be successful in assembling the financial, managerial, and other resources needed to implement its expansion plans.

Limited Market. The market for tile and related products in the United States is limited in comparison with other parts of the world. Development of this market depends, in part, on acceptance of tile as a building material by consumers and members of the construction industry. Although management believes, based on information provided by a Distribution Profile Survey conducted by the Ceramic Tile Dealers Association in December 1994, that the acceptance of tile as a building material in the United States is increasing, there is no assurance that this trend will continue.

Risks of International Supply Factors. Approximately 70% of the Company's products during the 1992 fiscal year were secured from suppliers located outside of the United States. There are significant risks in obtaining products from suppliers located in foreign countries. These include, among others, exposure to currency fluctuations and devaluations or restrictions on money supplies, foreign and domestic export laws and regulations, taxation, tariffs, import quotas and restrictions, shipping interruptions, and other economic and political events totally beyond the Company's control.

Competition. The business in which the Company competes is subject to intense competition. A number of other companies market tile and related products to wholesale and retail customers, many of whom possess significantly greater financial and managerial resources as well as general market acceptance than does the Company. No assurance can be given that the Company can continue to compete at a commercially acceptable level.

Dependence on and Intense Competition for Key Personnel. Primary responsibility for the conduct of the Company's affairs rests with C. William Cox, the Company's President and Chief Executive Officer. There can be no assurance that if the Company should lose his services, a qualified replacement could be obtained. There is a $1.5 million policy on Mr. Cox's life with the Company as the beneficiary. No assurance can be given, however, that in the event of Mr. Cox's death the proceeds of this policy would be sufficient to retain personnel adequate to replace Mr. Cox. Intile's future success also depends in large part on the continued service of its key management, marketing and sales personnel and on its ability to attract and retain qualified employees. The competition for such personnel is intense and the loss of key employees could have a materially adverse impact on the Company. The Company does not have employment agreements with any of its officers or employees.

Volatility of Share Price. The Common Stock is traded in the over-the-counter market on the NASDAQ Electronic Bulletin Board. The market price of these securities over the last two years has been volatile. The most significant factor affecting the price has been the substantial loss incurred by the Company during its last fiscal year. As a result thereof the market price for the pre split Common Stock has dropped from a high of $6.50 per share during the summer of 1995 to a current low bid price of approximately $0.25 per share. No assurance can be given that the price of the Common Stock will increase or, if it does, that it will not continue to be subject to severe volatility.

Absence of Public Market and Limited Transferability. There is no public market for the Units, the Notes or the Warrants and none is expected to develop. As previously noted, these securities and the Underlying Shares have not been registered under the Securities Act or qualified under any state securities laws. Accordingly, they cannot be sold or otherwise transferred unless they are subsequently registered under the Act and qualified under any applicable state securities law or an exemption from such registration and qualification is available. Although the Unit holders have certain rights to register their Underlying Shares, these rights are dependent upon the ability of the Company to satisfy the requirements of applicable federal and state securities laws. Circumstances could arise where the Company is unable to meet these requirements so that the Underlying Shares could not be registered. Even if registered, there is no assurance that the market in the Common Stock will be sufficiently active to permit a Unit holder to liquidate his Underlying Shares at acceptable prices if at all.

Lack of Dividends. Intile has not paid dividends on its Common Stock since its inception and does not intend to pay any cash dividends on its Common Stock in the foreseeable future. It currently intends to retain all earnings, if any, in its business.

Subordination of Notes; Lack of Guarantees; Risk of Failure to Service or Repay Notes. The Notes will be subordinated to all of Intile's current and future Senior Debt (as defined therein) and will not be personally guaranteed. As a result, Note holders will be dependent upon the Company's resources and the Company's ability to generate sufficient revenue from operations to satisfy all of its obligations on such Debt in addition to servicing the Notes. In view of the Company's recent substantial losses and the other factors noted herein, there is a significant risk that Intile may not be able to service the Notes in accordance with their terms or repay them when they mature. In addition, if a default were to occur, there is no assurance that Note holders would be able to obtain repayment of the sums then due under their Notes.

Limitation on Right to Pursue Remedies. In the event the Company should default in payment under the terms of the Notes, unless the holders of 25% of the principal amount of the Notes elect to declare a default, no individual Note holder will have the right to pursue his remedies thereunder.

Original Issue Discount; Portion of Repayment of Note Principal Treated as Income to Note Holder. A portion of the Unit price may be allocated to the Warrants causing the Notes to be issued with an original issue discount. In such event, upon repayment of Note principal, a Note holder would receive taxable income in the amount equal to the original issue discount allocated to his Note. Each prospective purchaser should consult his tax advisor to determine the effect of this transaction on his personal tax status.

Control By Management. Upon completion of this offering the Company's officers and directors will own approximately 42% of the outstanding Common Stock. The Company's Certificate of Incorporation does not provide for cumulative voting. Accordingly, the Company's current management, if they act as a group, may be able to elect all of the Company's directors and continue to control the Company's affairs and operations.

Anti Take Over Provisions of the Delaware Corporation Law. The Delaware Corporation Law contains provisions which may enable management to retain control and resist a takeover of the Company. Accordingly, these provisions could discourage or make more difficult a merger or other type of corporate reorganization even if they could be favorable to the interests of the stockholders.

Use  of  Proceeds to Repay Prior Debt.  A significant portion  of the  net  proceeds to be obtained from this Offering  (up  to  $1 million or 72.6% if all of the Units offered hereby are sold) will be used to repay existing debt.

Broad Discretion in Use of Proceeds. A significant portion of the net proceeds to be obtained from this Offering (up to $377,000 or 27.4% if all of the Units offered hereby are sold) will be used for working capital which will permit management broad discretion with respect to the use of these funds.

No Firm Commitment to Purchase Units. No commitment has been made by anyone to purchase all or any part of the Units being offered hereby. The funds available to the Company from the proceeds of this Offering will be reduced and the Company's proposed operations will be limited to the extent that less than the maximum number of Units is sold.

Retention of Subscribers' Funds. If the Offering is unsuccessful because the minimum number of Units offered hereby is not sold, subscribers' funds may be retained through August 30, 1996 and then returned without interest.

The undersigned understands that, because of the significant risk factors referred to herein and in the Information Documents, if the Offering is consummated, he could lose his entire investment.

The undersigned also understands the following:

THE  UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES  ACT  OR
ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF
THESE LAWS. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER AND/OR THE INFORMATION DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES
AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FLORIDA RESIDENTS ARE ADVISED THAT THESE SECURITIES HAVE NOT BEEN
REGISTERED WITH THE STATE OF FLORIDA.  ANY REPRESENTATION TO  THE
CONTRARY IS UNLAWFUL.

PURSUANT TO SECTION 517.061 (11) (A) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, THE SALE OF SHARES TO A FLORIDA RESIDENT SHALL BE VOIDABLE BY THE PURCHASER EITHER (i) WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT, OR (ii) WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE HAS BEEN COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS FIRST, PROVIDED, HOWEVER, THAT THERE ARE MORE THAN FIVE FLORIDA PURCHASERS. TO ACCOMPLISH SUCH WITHDRAWAL, A FLORIDA RESIDENT NEED ONLY SEND A LETTER OR A TELEGRAM TO THE COMPANY AT 9716 OLD KATY ROAD, SUITE 110, HOUSTON, TEXAS 77055 INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE APPLICABLE PERIOD NOTED ABOVE. IF A LETTER IS SENT, IT IS PRUDENT TO SEND IT BY
CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE OF MAILING. IF A FLORIDA RESIDENT MAKES THIS REQUEST ORALLY, HE OR SHE SHOULD ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED.

In connection with the subscription being made hereby the undersigned also warrants and represents that:

      (a) He has not received any general solicitation or advertising regarding the Offering or been furnished with any oral representation or oral information in connection with the Offering which is not set forth herein or in the Information Documents;

     (b) He has sufficient knowledge and experience of financial and business matters so that he is able to evaluate the merits and risks of purchasing the Units and has determined that the Units are a suitable investment for him;

      (c) He has the means to provide for his personal needs, possesses the ability to bear the economic risk hereunder indefinitely, and can afford a complete loss of his investment;

      (d) He has carefully read and reviewed this Subscription Agreement and Investment Letter, the form of Note, the Security Agreement, the form of Warrant and the other Information Documents, and has asked such questions of the Company's management and received from them such information as he deems necessary in order for him to make an informed decision with respect to the purchase of the Units;

      (e) He understands the meaning of the ninth and tenth paragraphs of this Subscription Agreement and Investment Letter and that the Company will prohibit the transfer of the undersigned's Units, Underlying Securities and Underlying Shares absent full compliance with the Act, the Exchange Act and all applicable state securities laws;

      (f) He has had substantial experience in previous private and public purchases of speculative securities and is not relying on the Company or its affiliates with respect to economic considerations involved in this investment; and

     (g) He has reviewed carefully the definition of "accredited investor" as set forth below and is an "accredited investor" within that definition. The particular subparagraph or subparagraphs by which the undersigned qualifies as such is (are) filled in by him below.
                Definition of Accredited Investor



The term "accredited investor" is defined in Rule 501 (a) of Regulation D promulgated under the Act as follows:

     (a) Certain banks, savings and loan institutions, broker-dealers, investment companies and other entities including an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000;

     (b) Certain banks, savings and loan institutions, broker-dealers, investment companies and other entities including an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000;

     (c)  Any private business development company as defined in
          Section 202 (a) (22) of the Investment Advisers Act of
          1940;

     (d) Any organization described in Section 501 (c) (3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

     (e) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

     (f) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $ 1,000,000;

      (g) Any natural person who had an individual income in excess of $200,000 or, with that person's spouse a joint income in excess of $300,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000, or $300,000 with that person's spouse, in the current year;

     (h) Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506
          (b) (2) (ii) of Regulation D; or

     (i) Any entity in which all of the equity owners are accredited investors under any of the paragraphs above.

THE UNDERSIGNED SUBSCRIBER IS AN ACCREDITED INVESTOR BY REASON OF
SUBPARAGRAPH(S) ____________________ SET FORTH IN THE  DEFINITION
ABOVE.

In connection with the foregoing representations the undersigned has appended hereto as EXHIBIT A, a Purchaser Questionnaire which he has completed and executed. He represents and warrants that the information set forth therein as well as all other information which he is furnishing to the Company with respect to his financial condition and business experience is accurate and complete as of the date hereof and he covenants that, in the event a material change should occur in such information, he will immediately provide the Company with such revised or corrected information.

All notices, requests, demands and other communications under this Subscription Agreement shall be in writing and shall be deemed to have been given only when delivered in person or, if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses set forth herein, or at such other address as my be given in writing in future by either party to the other.

Thee undersigned acknowledges and agrees that:

      (a) He has full power and authority to enter into this Agreement which, upon his execution, will constitute a valid and legally binding obligation by him;

     (b) The Company may, in its sole discretion (i) reject this Subscription Agreement in whole or in part; and (ii) accept subscription agreements other than in the order received;

      (c) If for any reason this Offering does not close or the undersigned's subscription is not accepted by the Company, the undersigned shall have no claims against the Company, Coleman, or their respective officers, directors, employees or affiliates and shall have no interest in the Units, Underlying Securities, Underlying Shares or the Company;

      (d) He shall indemnify and hold harmless the Company, Coleman, and their respective officers, directors, employees and affiliates against any loss, liability, claim, damage or expense, (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by him herein or in any other document provided by him to any of the foregoing in connection with this transaction;

      (e) The representations, warranties and agreements made by the undersigned set forth herein shall survive the closing of the Offering;

      (f) Neither this Subscription Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought;

      (g) The laws of the State of Texas shall govern the interpretation and enforcement of this Subscription Agreement. In the event of a dispute, the undersigned agrees that any law suit brought to enforce or interpret the provisions hereof shall be brought in state or federal courts, as appropriate, in Harris County, Texas, and the undersigned agrees to submit to the personal jurisdiction of such court;

       (h) This Subscription Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument; and

      (i) This Subscription Agreement constitutes the entire agreement of the parties hereto, and supersedes all prior understandings with respect to the subject matter hereof.

The undersigned hereby agrees to purchase ________ Unit(s) as set forth in the first paragraph of this Subscription Agreement and Investment Letter, and is tendering herewith his check therefor in the amount of $________________ made payable to "Citibank, N.A.- Intile Designs, Inc. Escrow Account."

THE  UNDERSIGNED  ACKNOWLEDGES THAT THIS  SUBSCRIPTION  AGREEMENT
CONSISTS OF 15 PAGES AND INCLUDES EXHIBITS A THROUGH G.

Very truly yours,

DATE:  _____________________


____________________________
(Signature)

____________________________
(Please print name)

ADDRESS _______________________    TELEPHONE
NUMBER:____________________

            _______________________     SOCIAL SECURITY OR
                              IRS IDENTIFICATION
                   _______________________   NUMBER:
_____________________________


DATE:            _______________________

ACCEPTED:

                              INTILE DESIGNS, INC.

     [SEAL]                                  By
____________________________________
                                   C. William Cox, President


ATTEST:  __________________________
          Barbara Cernan, Secretary








                            EXHIBIT A
                               TO
                      INTILE DESIGNS, INC.
                     SUBSCRIPTION AGREEMENT
                               AND
                        INVESTMENT LETTER

                     PURCHASER QUESTIONNAIRE





INSTRUCTIONS. Each prospective purchaser of Units (the "Units") of Intile Designs, Inc. (the "Company") must complete and sign this Purchaser Questionnaire.

If the prospective purchaser(s) will be joint owners, each person involved (except a spouse with the same principal residence) must complete Parts I, II and III of the Purchaser Questionnaire.

If the prospective purchaser is a corporation, partnership, trust, or other entity, please complete Parts I, II and III with reference to the individual who is authorized to sign on its behalf, and complete Part IV of the Purchaser Questionnaire with reference to the corporation, partnership, trust, or other entity.

In order for a partnership or corporation to be treated as an accredited investor, each of its equity owners must be an accredited investor and complete Parts I, II and III of the Purchaser Questionnaire.

All information will be treated confidentially; however, the purpose of this Questionnaire is to assist the Company in determining whether the prospective purchaser complies with the requirements of Section 4 (2) under the Securities Act of 1933, (the "1933 Act") and any applicable state securities laws. Accordingly, the Company may present this Questionnaire to such parties as it deems necessary in order to establish an exemption from registration under the 1933 Act or any applicable state securities laws.

Please   complete   all  items,  sign,  date  and   return   this
Questionnaire to Intile Designs, Inc., 9716 Old Katy Road,  Suite
110,  Houston, Texas 77055, together with any of the Verification
Documents that are called for on page 7.

Please print or type. If the answer to any question is "None" or "Not Applicable," please so state.

I. GENERAL INFORMATION

Name of
purchaser:_______________________________________________________
_______

Social Security or Tax Identification
Number:_________________________________________

Home
address:_________________________________________________________
_________

Home telephone
number:_________________________________________________________

In which state do you maintain your legal residence and domicile?_____________Age:________

Occupation or
profession:______________________________________________________
___

Name of
employer:________________________________________________________
______

Nature of
business:________________________________________________________
______

Position and general
duties:_______________________________________________________

Please describe your principal business activities during the last five years:__________________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

Education and professional background (List your highest level of education and any licenses):
                                                  Degree
School or License                            Year           Major
(if any)

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

II. FINANCIAL DATA

1. My individual net worth, combined with that of my spouse, if any, as of this date, is:

(a) including all residences, furnishings and automobiles (check one):

_______ Less than $150,000                        _______$150,000
to $499,000 _______$500,000 to $999,000
_______$1,000,000 or more

(b)  excluding principal residence, furnishings and automobiles
(check one):

_______Less than $150,000
_______$150,000 to $499,000
_______$500,000 to $999,000
_______$1,000,000 or more

2. I had income individually from all sources in excess of $200,000 in the year 1993:

          Yes ________                           No _______

3. I had income individually from all sources in excess of $200,000 in the year 1994:

          Yes ________                          No _______

4. I had income individually from all sources in excess of $200,000 in the year 1995:

          Yes ________                           No _______

5. My estimated 1996 income individually from all sources will be in excess of (check one):

_______$80,000                                    _______$100,000
________$150,000               _______$200,000
_______$300,000 or more

6.    My  income  combined with that of my spouse  was  at  least
$300,000 in each of the years 1993, 1994 and 1995:

          Yes _________                            No _______

7. To the best of my knowledge, my income combined with that of my spouse will be at least $300,000 in 1996:

          Yes _________                             No ________

8. I can afford the complete loss of my investment in the Units, I have no need for liquidity of this investment, and this investment will not affect my ability to provide for my current needs and possible personal financial contingencies.

          Yes  _________                            No _________

9. Stated below are my previous investments in other private, high risk investments during the past five years.

     Name of                       Type of   Approx.
     Issuer                             Business  Amount
     or Program          Year           or Program     Invested

_________________________________________________________________
____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________


III. METHOD OF INVESTMENT EVALUATION

1. I have by myself sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Program.

          Yes _______                          No _______

2. I will have an attorney, accountant, investment advisor or other consultant review this investment.

          Yes _______                          No _______

If Yes:

Name:
_________________________________________________________________
______

Firm:
_________________________________________________________________
_______

Telephone number:
_(____)______________________________________________________

Address:
_________________________________________________________________
_____
IV. ADDITIONAL INFORMATION FOR CORPORATION, PARTNER-SHIP TRUST OR
OTHER ENTITY

Name of organization:
___________________________________________________________

Business address:
_______________________________________________________________
Telephone number:

_____________________________________________________________

Send communications to the attention of:

____________________________________________

Date of organization:

____________________________________________________________

State of organization:

____________________________________________________________

Tax Identification Number:

_______________________________________________________

Form of organization:

Corporation ____________Company     __________Trust _____________

Other ______________


If a corporation, the organization has  has not   elected to be
taxed as a small business corporation for Federal income tax purposes under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended.
The organization is actively engaged in the conduct of a trade or business:

          Yes _______                            No _______

Describe purpose of formation or principal trade or business activity:

_________________________________________________________________

_____________

_________________________________________________________________

_____________

_________________________________________________________________

_________________________________________________________________

__________________________

Attach a complete list:



If a corporation, the names of all officers, directors, and stockholders; or

If a partnership, the names of all partners indicating whether each person is a general partner or limited partner.



V. PURCHASER'S REPRESENTATIONS AND ACKNOWLEDGMENTS

The foregoing statements are true and accurate to the best of my information and belief, and I will promptly notify the Manager of any changes therein.

I am duly authorized and empowered to legally represent and bind the principal, person, trust, partnership, corporation or other entity, if any, named herein as purchaser.

                            SIGNATURE

IN WITNESS WHEREOF, I have executed this Questionnaire this
______ day of __________, 19____.



____________________________________
                                             SIGNATURE


____________________________________
                                             Print Name


____________________________________
                                             Title, if applicable

Place of Execution: _________________________

If other than individual, check one:

________Community Property    ________Custodian   ________Company

________Joint Tenants with         ________Corporate
________Trust
         Right of Survivorship

________Tenants in Common









                     VERIFICATION DOCUMENTS

The signed Purchaser Questionnaire must be accompanied by:

CORPORATE SUBSCRIBER


A  certified copy of a resolution of the corporation's  board  of
directors   designating  the  officer(s)   of   the   corporation
authorized to sign on behalf of the corporation; and

A certified copy of a resolution of the corporation's board of directors authorizing the contemplated investment.

PARTNERSHIP SUBSCRIBER

A certified copy of the partnership agreement; and

A certificate signed by all the general partners, authorizing the general partner who has signed the signature page on behalf of the partnership to sign and to make the contemplated investment on behalf of the partnership.

TRUST SUBSCRIBER

A certified copy of the Trust instrument; and

A certificate signed by all the trustees authorizing the trustee who has signed the signature page on behalf of the Trust to sign and to make the contemplated investment on behalf of the Trust.

CUSTODIAN SUBSCRIBER

A certified copy of the instrument pursuant to which the custodian is acting.